Consent of Independent Registered Public Accounting Firm

The Committee

The Prudential Variable Contract Account-10:

We consent to the use of our report, dated February 19, 2020, with respect to the financial statements and financial highlights of Prudential’s Variable Contract Account-10, as of December 31, 2019, and for the years presented therein, incorporated by reference herein. We also consent to the references to our firm under the headings “Financial Highlights and Accumulation Unit Values” in the prospectus and “Financial Statements – Experts” in the statement of additional information.

New York, New York

April 16, 2021